Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

FOCUS UNIVERSAL INC.

(the “Corporation”)

ARTICLE 1

OFFICES

The principal offices of the Corporation shall be located at 2311 East Locust Street Ontario, CA 91761. The Corporation may also maintain offices at such other places within or without the United States as the as the Board of Directors of the Corporation (the “Board”) may, from time to time, determine.

ARTICLE 2

SHAREHOLDERS

Section 2.1 Place of Meetings

All meetings of shareholders shall be held at the principal office of the Corporation, or such other place as shall be designated in the notices or waivers of notice of such meetings.

Section 2.2 Annual Meetings

The annual meeting of shareholders of the Corporation shall be held after the close of the fiscal year of the Corporation, which is established at the 31st of December of each calendar year, for the purposes of electing directors and the transaction of any other business which may properly come before such meeting. Failure to hold the annual meeting shall not cause a forfeiture or dissolution of the Corporation.

Section 2.3 Special Meetings

Special meetings of shareholders, for any purpose or purposes, may be called at any time by Board, and shall be called by the President and Secretary and entitled to vote thereat, or as otherwise required by law.

Section 2.4 Notice of Meetings

(a) Except as otherwise provided by the Nevada Revised Statutes, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten (10) or more than sixty (60) days before the date on which the meeting is to be held, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Nevada Revised Statutes, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

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Section 2.5 Fixing of Record Date

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or in order to make a determination of shareholders for any other proper purpose, the Board shall fix a date as the record date for any such determination of shareholders, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board. Such date in any case shall be not more than sixty (60) days, and in the case of a meeting of shareholders not less than ten (10) days, prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record on that date shall be entitled to notice of and to vote at the meeting, or to receive the dividend, other distribution or the allotment of rights, or to exercise rights, as the case may be, notwithstanding any transfer of any shares of stock on the books of the Corporation after the record date. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 2.5, such determination shall, unless otherwise provided by the Board, also apply to any adjournment thereof. If no record date is fixed, (a) the record date for determining shareholders entitled to notice of or vote at a meeting of shareholders shall be at the close of business on the day preceding the day on which the notice is given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 2.6 Quorum; Adjournment

The holders of record of a majority of the total number of votes eligible to be cast in the election of directors, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders, except as otherwise provided by law, these Bylaws or the Articles of Incorporation. In the absence of a quorum, a majority of the number of votes so represented at the meeting of shareholders may adjourn the meeting from time to time, but no other business may be transacted at any such meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken, provided, that if such adjournment is for more than sixty (60) days, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as in the case of an original meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. When a quorum is once present to organize a meeting of shareholders, such quorum is not broken by the subsequent withdrawal of any shareholders.

Section 2.7 Conduct of Meetings

The Chairman shall serve as chairman at all meetings of the shareholders or, if the Chairman is absent or otherwise unable to so serve, the President or Chief Executive Officer shall serve as chairman, unless another person is appointed chairman of the meeting by a majority of the entire Board. The Secretary or, in his or her absence, such other person as the chairman of the meeting shall appoint, shall serve as secretary of the meeting. The chairman of the meeting shall conduct all meetings of the shareholders in accordance with the best interests of the Corporation and shall have the authority and discretion to establish reasonable procedural rules for the conduct of such meetings, including such regulation of the manner of voting and the conduct of discussion as he or she shall deem appropriate. The chairman of the meeting shall also have the authority to adjourn the meeting from time to time and from place to place as he or she may deem necessary and in the best interests of the Corporation.

Section 2.8 Voting

Except as otherwise provided by statute or by the Articles of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares, present in person or by proxy, entitled to vote thereat.

Except as otherwise provided by statute or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation.

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Section 2.9 Proxies

Each shareholder entitled to vote or to express consent or dissent without a meeting may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder himself, or by his attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

Section 2.10 Shareholders’ Action Without a Meeting

Any action, except election of directors, which may be taken by a vote of shareholders at a meeting, may be taken without a meeting if authorized by a written consent of shareholders holding at least 67% of the voting power; provided that if a greater proportion of voting power is required by such action at a meeting, then such greater proportion of written consent shall be required.

ARTICLE 3

BOARD OF DIRECTORS

Section 3.1 Number, Election and Term of Office

(a) The number of directors which shall constitute the whole Board of Directors shall be such number as the Board of Directors shall from time to time have designated, except that in the absence of any such designation, such number shall be not less than one (1) and not more than nine (9).

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a plurality of the votes cast at a meeting of shareholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.

(c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 3.2 Duties and Powers

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by statute expressly conferred upon or reserved to the shareholders.

Section 3.3 Annual and Regular Meetings; Notice

(a) The regular annual meeting of the Board shall be held immediately following the annual meeting of the shareholders at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the board, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) Section 3.4 of this Article 3, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 3.4.

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Section 3.4 Special Meetings; Notice

(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least 4 days before the meeting is to be held, or shall be sent to him at such place by facsimile, electronic mail or other electronic means, or shall be delivered to him personally or given to him orally, not later than 24 hours prior to the day on which the meeting is to be held. A notice or waiver of notice need not specify the purpose of the meeting.

(c) Notice of any meeting of the Board of Directors may be waived by any director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting. Attendance or participation by a director at a meeting shall constitute a waiver of any required notice of the meeting unless the director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the director does not thereafter vote for or assent to action taken at the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 3.5 Chairman

At all meetings of the Board of Directors, the Chairman of the Board, if any and if present, shall preside. If there shall be no Chairman, or he shall be absent, then the Vice Chairman shall preside, and in his absence, a Chairman chosen by the directors shall preside.

Section 3.6 Quorum and Adjournments

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

(b) A majority of the directors’ present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 3.7 Participation in Meetings by Conference Telephone

Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 3.8 Conduct of Business

At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors’ present, except as otherwise provided herein or required by law.

Section 3.9 Directors’ Action Without a Meeting

The Board or a committee thereof may take any action without a meeting that it could properly take at a meeting if by executing a resolution setting forth the action signed by all of the directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the signed resolution is delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such action shall be effective upon the signing of a resolution by the last director to sign, unless the consent specifies a later effective date.

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Section 3.10 Manner of Acting

(a) At all meetings of the Board, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws, the action of a majority of the directors’ present at any meeting at which a quorum is present shall be the act of the Board. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

Section 3.11 Vacancies

Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders may be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, may be filled for the unexpired portion of the term by a majority vote of the remaining directors, though less than a quorum, at any regular meeting or special meeting of the Board of Directors called for that purpose.

Section 3.12 Resignation

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3.13 Removal

Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed by cause of action of the Board.

Section 3.14 Salary

Directors who are not officers or employees of the Corporation shall be entitled to such compensation for their services as directors as may be determined by the Board of Directors from time to time. Directors who are officers or employees of the Corporation shall not be compensated for their services as directors; provided that nothing herein shall be construed to preclude any such director from receiving compensation for serving the Corporation in any other capacity. Directors shall be reimbursed for their reasonable expenses, if any, incurred in connection with attending regular or special meetings of the Board or any committee thereof.

Section 3.15 Contracts

(a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors, prior to their authorizing such transaction.

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(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors may authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of disinterested directors, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

Section 3.16 Committees

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they may deem desirable, each consisting of two or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

ARTICLE 4

OFFICERS

Section 4.1 Number, Qualifications, Election and Term of Office

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors, and one or more Vice Chairman, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors, at its annual meeting following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 4.2 Resignation

Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 4.3 Removal

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4.4 Vacancies

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

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Section 4.5 Duties of Officers

Unless otherwise prescribed by the Board of Directors, the duties of the officers shall be as follows:

(a) Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors and of the shareholders, shall be responsible for carrying out the plans and directives of the Board of Directors, shall report to and consult with the Board of Directors, and, if the Board so resolves, shall be the Chief Executive Officer. The Chairman of the Board shall have such other powers and duties as the Board of Directors may from time to time prescribe.

(b) Chief Executive Officer. The Chief Executive Officer shall be so designated by the Board and may also hold the title of Chairman of the Board, and/or President. The Chief Executive Officer of the Corporation, subject to the direction of the Board, shall be responsible for assuring that the policy decisions of the Board are implemented as formulated. The Chief Executive Officer shall be responsible for managing the day-to-day business operations of the Corporation consistent with the policies, standards and plans of the Corporation and any specific instruction or directions of the Board, and shall be responsible, in consultation with such officers and members of the Board as he or she deems appropriate, for planning the growth of the Corporation.

(c) President. The President shall exercise the usual executive powers and duties pertaining to the office of President, subject to the Board of Directors, including but not limited to; general control over the day to day management of the corporation; signing and countersigning all certificates, contracts and other instruments of the corporation; and any other powers or duties assigned by the Board of Directors from time to time. In the absence of a Chairman of the Board, the President shall preside at meetings of the Board of Directors and of the shareholders, perform the other duties of the Chairman of the Board prescribed in this Section, and perform such other duties as the Board of Directors may from time to time designate.

(d) Treasurer. The Treasurer shall have the care and custody of, and be responsible for, all funds and securities of the Corporation and shall cause to be kept regular books of account. The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors and disperse funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, making proper vouchers for such disbursements and shall render to the Board of Directors, from time to time as may be required of him, an account of all transactions as treasurer and of the financial condition of the corporation. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.

(e) Chief Financial Officer. The Chief Financial Officer shall perform all acts and duties as are generally incident to the office of the Chief Financial Officer. The Chief Financial Officer may be the Treasurer of the Corporation, as determined by the Board.

(f) Vice President. Each Vice President shall perform such duties as the Board of Directors may from time to time designate. In addition, the Vice President, or if there is more than one, the most senior Vice President available, shall act as President in the absence or disability of the President.

(g) Secretary. The Secretary shall be responsible for and shall keep, personally or with the assistance of others, records of the proceedings of the directors and shareholders; authenticate records of the Corporation; attest all certificates of stock in the name of the Corporation; keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; shall issue notices for all meetings as required by the Bylaws; shall have charge of the corporate books; and shall make such reports and perform such other duties as are incident to the office, or properly required by the Board of Directors.

Section 4.6 Securities and bonds

In case the Board shall so require any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or securities as the bard may direct, conditions upon the faithful performance of his duties to the Corporation, including responsibility for negligence for the accounting of all property, funds or securities of the Corporation which may come into his hands.

Section 4.7 Shares of Stock of Other Corporations

Whenever the Corporation is the holder of shares of stock of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders’ meetings and execution of waiver, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, any Vice President or such other person as the Board may authorize.

ARTICLE 5

SHARES OF STOCK

Section 5.1 Classes of Stock

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock”; that total number of shares of capital stock that the Corporation is authorized to issue is 100,000,000 shares, 90,000,000 shares of which shall be Common Stock, par value $0.001 per share, and 10,000,000 shares of which shall be Preferred Stock, par value $0.001 per share.

Section 5.2 Rights, Preferences, Privileges and Restrictions of Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed on each series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights that have been or may be granted to the Preferred Stock or any series thereof in Certificates of Designation or in the Articles of Incorporation (“Protective Provisions”), but notwithstanding any of the other rights of the Preferred Stock or any series thereof, the rights, preferences, privileges and restrictions of any series of Preferred Stock may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent) or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions (if any), the Board is authorized to increase or decrease the number of shares of any series of Preferred Stock, before or after the issuance of such series, but not below the number of shares of such series then outstanding. In case the number of shares of any series is so decreased, the shares constituting such decrease shall resume the status that they had before the adoption of the resolution originally fixing the number of shares of such series.

Section 5.3 Common Stock

1.               Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2.               Liquidation Rights. Subject to the rights of, and upon the completion of any distribution that may be required with respect to, any series of Preferred Stock that from time to time may come into existence, upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

3.       Redemption. The Common Stock is not redeemable.

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4.       Voting Rights. The holder of each share of Common Stock shall have the right to one (1) vote for each such share, shall be entitled to notice of any stockholders’ meeting in accordance with this Bylaws and shall be entitled to vote upon such matters and in such manner as may be provided by law.

Section 5.4 Certificates of Stock

(a) The certificates representing shares of the Corporation’s stock shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares, Notwithstanding the foregoing, each holder of uncertificated shares shall be entitled, upon request, to a certificate representing such shares. The certificates shall bear the following: The Corporate Seal, the holder’s name, the number of shares of stock and the signature of: (1) the Chairman of the Board, the President or a Vice President and the (2) Secretary, Assistant Secretary or Assistant Treasurer.

(b) No certificate representing shares of stock shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board may authorize the issuance of certificates for fractions of a share of stock which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share of stock as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares of stock, but such scrip shall not entitle the holder to any rights of a stockholder, except as therein provided.

(d) The president and officers of the Corporation are entitled to guarantee the signatures of the shareholders pursuant to the Uniform Commercial Code.

Section 5.5 Transfer of Shares

(a) Transfer of shares of stock of the corporation shall be made on the stock ledger of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares of stock with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of the transfer and of payment of taxes as the Corporation or its agents require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 5.6 Lost, Destroyed and Mutilated Certificates

The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue, or cause to be issued, a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed upon evidence satisfactory to the Corporation of the loss, theft or destruction of the certificate and, in the case of mutilation, the surrender of the mutilated certificate. The Corporation may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his or her legal representatives, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate and the issuance of such new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgement of the Board, it is proper to do so.

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Section 5.7 Record Date

In lieu of closing the stock ledger of the Corporation, the Board of Directors may fix, in advance, a date not exceeding sixty (60) days, not less than ten (10) days as the record date for the determination of shareholders entitled to receive notice of, or vote at, any meeting of the shareholders, or to consent to any proposal without a meeting, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders shall be at the close of business on the day next preceding the day on which the notice is given, or if no notice is given, the day preceding the day on which the meeting is held. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating there is adopted. When a determination of shareholders of record entitled to notice of, or to vote at, any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE 6

DIVIDENDS

Subject to applicable law, dividends may be declared and paid out of any funds available therefore, as often, in such amount, and at such time or times as the board may determine.

ARTICLE 7

FISCAL YEAR

The fiscal year of the Corporation shall be January 1 to December 31, and may be changed by the Board of Directors from time to time, subject to applicable law.

ARTICLE 8

CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE 9

INDEMNITY

(a) Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or interstate representative is or was a director, officer or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

(b) The foregoing right of indemnification shall not be deemed exclusive of any their rights to which any officer, director or employee may be entitled apart from the provisions of this section.

(c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board, except that in any case in which there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association.

(d) The Corporation shall, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in this Article 9, against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense.

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(e) The rights of indemnification set out in this Article 9 shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation or any other agreement with the Corporation, any action taken by the directors or stockholders of the Corporation, or otherwise.

ARTICLE 10

AMENDMENTS

The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, bylaws of the Corporation, provided however, that the shareholders entitled to vote with respect thereto may alter, amend or repeal bylaws made by the Board, except that the Board shall have no power to change the quorum for meetings of shareholders or of the Board or to change any provision of the bylaws with respect to the removal of directors or the filing of vacancies in the Board resulting from the removal by the shareholders. If any bylaw regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of Directors, the bylaws so adopted, amended or repealed, together with a concise statement of the changes made.

CERTIFICATE

We hereby certify that the foregoing Bylaws, constitute the Amended and Restated Bylaws of Focus Universal Inc., as adopted on December 17, 2018.

/s/ Desheng Wang
Name: Desheng Wang
Title: CEO and Secretary

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